Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

This exhibit presents payments made by us for the commercial development of oil, natural gas or minerals during the year ended December 31, 2023 (“payments”). The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (the “Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental entities beyond the scope of the Rule.

Payments

Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which we made payments during the reporting period are presented. In-kind payments are reported at cost.

Currency

All payments are made and reported in Mexican pesos, the lawful currency of the United Mexican States.

Projects

Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of “onshore” or “offshore” and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil, natural gas and phosphate, all with the extraction method of “well,” except for phosphate, which we extract by underground mining. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

Payment Overview

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023. As of December 31, 2023, we only made payments to the Federal Government (the “Mexican Government”) of the United Mexican States (“Mexico”).

For the year ended December 31, 2023
(in thousands of pesos)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments(1)	Total
Mexico	Ps.262,352,844	Ps.260,882	Ps.2,163,000	Ps. —	Ps. —	Ps. —	Ps.76,526	Ps.30,300	Ps.264,883,552

Total	Ps.262,352,844	Ps.260,882	Ps.2,163,000	Ps. —	Ps. —	Ps. —	Ps.76,526	Ps.30,300	Ps.264,883,552

Notes:

(1)	Includes contributions for education, sports, health and mutual benefit projects in different states of Mexico.

Segment Reporting

The tables below sets forth our payments made to governments for the fiscal year ended December 31, 2023 by segment. As of December 31, 2023, only two of our segments made payments required to be disclosed by the Rule.

Pemex Exploration and Production (PEP)

	For the year ended December 31, 2023
	(in thousands of pesos)
	Project Name	Project Description	Taxes	Royalties	Fees	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Mexico
Secretaría de Hacienda y Crédito Público	ENTITY LEVEL PAYMENT/MX(1)	ENTITY LEVEL PAYMENT/MX(1)	Ps.261,987,525	Ps. —	Ps. —	Ps. —	Ps. —	Ps.261,987,525
State of Chiapas(2)	MUTUAL BENEFIT PROJECTS(3)	MUTUAL BENEFIT PROJECTS/MX/MX-CHP(3)	—	—	—	30,001	—	30,001
State of Tabasco(2)	MUTUAL BENEFIT PROJECTS(3)	MUTUAL BENEFIT PROJECTS/MX/MX-TAB(3)	—	—	—	34,275	—	34,275
State of Tamaulipas(2)	MUTUAL BENEFIT PROJECTS(3)	MUTUAL BENEFIT PROJECTS/MX/MX-TAM(3)	—	—	—	—	6,700	6,700
State of Veracruz(2)	MUTUAL BENEFIT PROJECTS(3)	MUTUAL BENEFIT PROJECTS/MX/MX-VER(3)	—	—	—	12,250	23,600	35,850
Secretaría de Hacienda y Crédito Público	CNH-A3-CÁRDENAS-MORA/2018	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	23,130	—	—	—	—	23,130
Comisión Nacional de Hidrocarburos	CNH-A3-CÁRDENAS-MORA/2018	ONSHORE/MX/MX-TAB/ OIL/NATURALGAS/WELL	—	992	244,322	—	—	245,314
Secretaría de Hacienda y Crédito Público	CNH-A4-OGARRIO/2018	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	20,365	—	—	—	—	20,365
Comisión Nacional de Hidrocarburos	CNH-A4-OGARRIO/2018	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	—	—	288,301	—	—	288,301
Secretaría de Hacienda y Crédito Público	CNH-M1-EK-BALAM/2017	OFFSHORE/GULFOFMEXICO/MX/MX-CAM/ /OIL/NATURALGAS/WELL	231,307	—	—	—	—	231,307
Comisión Nacional de Hidrocarburos	CNH-M1-EK-BALAM/2017	OFFSHORE/GULFOFMEXICO/MX/MX-CAM/ /OIL/NATURALGAS/WELL	—	205,987	1,521,870	—	—	1,727,857
Secretaría de Hacienda y Crédito Público	CNH-M2-SANTUARIO-EL GOLPE/2017	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	22,339	—	—	—	—	22,339
Comisión Nacional de Hidrocarburos	CNH-M2-SANTUARIO-EL GOLPE/2017	ONSHORE/MX/MX-TAB/OIL/NATURALGAS/WELL	—	—	905	—	—	905
Secretaría de Hacienda y Crédito Público	CNH-M3-MISIÓN/2018(4)	ONSHORE/MX/MX-TAM-/NATURALGAS/WELL ONSHORE/MX/MX-NLE/NATURALGAS/WELL	18,323	—	—	—	—	18,323
Comisión Nacional de Hidrocarburos	CNH-M3-MISIÓN/2018(4)	ONSHORE/MX/MX-TAM-/NATURALGAS/WELL ONSHORE/MX/MX-NLE/NATURALGAS/WELL	—	9,164	—	—	—	9,164
Secretaría de Hacienda y Crédito Público	CNH-M4-ÉBANO/2018(5)	ONSHORE/MX/MX -VER/OIL/NATURALGAS/WELL ONSHORE/MX/MX-SLP/OIL/NATURALGAS/WELL ONSHORE/MX/MX-TAM/OIL/NATURALGAS/WELL	11,847	—	—	—	—	11,847
Comisión Nacional de Hidrocarburos	CNH-M4-ÉBANO/2018(5)	ONSHORE/MX/MX -VER/OIL/NATURALGAS/WELL ONSHORE/MX/MX-SLP/OIL/NATURALGAS/WELL ONSHORE/MX/MX-TAM/OIL/NATURALGAS/WELL	—	39,914	157	—	—	40,071
Secretaría de Hacienda y Crédito Público	CNH-M5-MIQUETLA/2018(6)	ONSHORE/MX/MX-VER-/OIL/NATURALGAS/WELL ONSHORE/MX/MX-PUE/OIL/NATURALGAS/WELL	3,416	—	—	—	—	3,416
Comisión Nacional de Hidrocarburos	CNH-M5-MIQUETLA/2018(6)	ONSHORE/MX/MX-VER-/OIL/NATURALGAS/WELL ONSHORE/MX/MX-PUE/OIL/NATURALGAS/WELL	—	4,825	90,687	—	—	95,512

Segment Total			Ps.262,318,252	Ps.260,882	Ps.2,146,242	Ps.76,526	Ps.30,300	Ps.264,832,202

Notes:

(1)	As of December 31, 2023, the Mexican Government levies payment obligations on Pemex Exploration and Production only at the entity level, with the exception of the seven projects listed herein.

(2)	Includes payments made at the municipality level.
(3)	Includes contributions for education, sports, health and mutual benefit projects in different states of Mexico.
(4)

Field crosses the borders of two subnational jurisdictions: Tamaulipas and Nuevo León. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

(5)

Field crosses the borders of three subnational jurisdictions: Veracruz, San Luis Potosí and Tamaulipas. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

(6)

Field crosses the borders of two subnational jurisdictions: Veracruz and Puebla. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

Other Operating Subsidiary Companies

For the year ended December 31, 2023
(in thousands of pesos)
	Project Name	Project Description	Taxes	Royalties	Fees	Production Entitlements	Total
Mexico
Secretaría de Hacienda y Crédito Público	PHOSPHATE MINING	ONSHORE/MX/MX/BCS/ PHOSPHATE/ UNDERGROUNDMINING	Ps.34,592	Ps. —	Ps. —	Ps. —	Ps.34,592
Servicio Geológico Mexicano	PHOSPHATE MINING	ONSHORE/MX/MX/BCS/ PHOSPHATE/ UNDERGROUNDMINING	—	—	16,758	—	16,758

Segment Total			Ps.34,592	Ps. —	Ps.16,758	Ps. —	Ps.51,350